Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

In connection with the annual report on Form 10-K for the period ended December 31, 2003 (the “Report”) of Newtek Business Services, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that to the best of my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Newtek as of and for the periods covered in the Report.

/s/ Barry Sloane
Barry Sloane, Chief Executive Officer

/s/ Michael J. Holden
Michael J. Holden, Chief Financial Officer

May 9, 2006